Exhibit 10.23

PAR TECHNOLOGY CORPORATION
2005 EQUITY INCENTIVE PLAN
NOTICE OF AWARD & AGREEMENT

Unless otherwise defined herein, the terms defined in the Company’s 2005 Equity Incentive Plan shall have the same defined meanings in this Notice of Award and the attached Award Terms, which are incorporated herein by reference (together, the “Award Agreement”).

Stock options and/or restricted stock awarded to the Participant, and the vesting conditions applicable to each, are described in Part I of this Award Agreement.  The terms and conditions applicable only to stock option awards are described in Part II of this Award Agreement.  The terms and conditions applicable only to restricted stock awards are described in Part III of this Award Agreement.  The terms and conditions that apply to both stock option awards and restricted stock awards are described in Part IV of this Award Agreement.

Date of Grant by the Board of Directors:
Participant (the “Participant”):
Name:
Address:

PART I

STOCK OPTION AND/OR RESTRICTED STOCK AWARD

Stock Option Grant

The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

“Effective Date” of Grant	Total Exercise Price
Exercise Price per Share	Type of Option
Total “Option Shares” Granted	Option Expiration Date

Option Vesting Schedule

Subject to any additional vesting conditions described below, this Option shall be exercisable, in whole or in part, according to the following vesting schedule:

Months (or years) of Service Following Effective Date of Grant	% of Grant (or # of Shares) Exercisable

Additional Stock Option Vesting Conditions

[Insert additional vesting conditions, if any]

Restricted Stock Grant

The undersigned Participant has been granted the right to purchase, and has agreed to purchase, ___________ “Restricted Shares” of the Company’s Common Stock at a purchase price of $0.02 per share.  The aggregate purchase price for the Restricted Shares is __________ Dollars ($_______) (the “Purchase Price”), which shall be paid by the Participant.  The Participant acknowledges and agrees that the Participant’s right to retain such Restricted Shares is subject to the vesting, forfeiture, and other terms and conditions set forth in the Plan and in this Award Agreement.

Restricted Stock Vesting Schedule

Subject to any additional vesting conditions described below, the Restricted Shares shall become vested, in whole or in part, according to the following vesting schedule:

Months (or years) of Service Following Effective Date of Grant	% of Grant (or # of Shares) Vested

Additional Restricted Stock Vesting Conditions

[Insert additional vesting conditions, if any]

SPECIAL TERMS:  [Company to mark all that apply]

☐	Change of Control

As an exception to the vesting schedules and vesting conditions described above, but subject to the applicable limitations imposed by the Plan, if a Change of Control (as defined in the Plan) occurs in connection with the Company (or the Company’s business unit by whom the Stockholder is employed) prior to the vesting of ___________ Options or Restricted Shares granted pursuant to this Award Agreement, and if the Participant maintains a continuous Business Relationship with the Company (or employee of the relevant business unit, as the case may be) through the effective date of the Change of Control, then, as of such effective date, the Participant shall vest in the right to exercise ___________ Options and shall vest in ________of the Restricted Shares to the extent that the Option and the Restricted Shares are then outstanding (i.e. those Options and Restricted Shares under this Award Agreement which have not already vested, expired or have been forfeited under the terms of this Award Agreement as of the effective date of the Change of Control).  For purposes of this Award Agreement, a “Business Relationship” means an employment or other business relationship with the Company or with an affiliate or subsidiary of the Company (i.e., any business organization controlling, controlled by, or under common control with, the Company).

☐         Restrictions on Transfers of Exercised Shares or Vested Restricted Shares.  Exercised Shares or Vested Restricted Shares may be sold or transferred in accordance with Company trading policy as follows:

(a)                 Exercised Shares may be sold or transferred in such number as the Company reasonably estimates will be sufficient to provide the Participants with enough after-tax cash to pay the exercise price and related broker commission, as well as the income and employment taxes that become due as a result of the exercise of the Option;

(b)                 fifty percent (50%) of the Exercised Shares that remain after the sale or transfer described in (a) above may be sold or transferred at the Participant’s discretion; and

(c)                  fifty percent (50%) of the Exercised Shares that remain after the sale or transfer described in (a) must be held by the Participant until such time as the Participant owns (free of restrictions) shares of Common Stock having a Fair Market Value at least equal to 200 percent of the Participant’s annualized base salary; any excess may be sold or transferred at the Participant’s discretion.

☐         Company’s Right to Purchase Exercised Shares/Vested Restricted Shares.

Any conflicting provision of this Agreement notwithstanding, prior to the Participant’s intended disposition or transfer of any Exercised Shares or Vested Restricted Shares (the “Shares”) that are no longer subject to any holding periods described in this Agreement, the Participant shall provide advance written notice of such intended disposition or transfer to the Company.  Such advance written notice shall be provided at least 2 business days in advance of the intended disposition or transfer.  The Company shall have such period to elect to purchase the Shares that the Participant intends to dispose of or transfer and provide written notice of such election.  If the Company elects to purchase such Shares, the Company shall complete the purchase within five business days of the Company’s notice of its election.  The per share purchase price for the Exercised Shares purchased by the Company shall equal the average of the high and low of the price on the stated day of the intended sale in the Participant’s notice.  The Participant (or his estate or escrow agent) shall tender to the Company at its principal offices the certificate or certificates, if applicable, representing the Shares which the Company has elected to purchase, duly endorsed in blank by the Participant or with duly executed stock powers attached thereto, all in form suitable for the transfer of such Exercised Shares to the Company.  If ownership of the Shares is reflected in book form (or in any other form of un-certificated ownership), the Participant shall execute and provide any and all such documentation or other authorization suitable for the transfer of such Shares to the Company.

☐         Other

[Insert additional Special Terms, if any]

This Award Agreement is entered into pursuant to and subject to the terms of the Plan, the applicable terms of which are incorporated herein by reference.  This Award Agreement (inclusive of Parts I through IV), any Exhibits to this Award Agreement and applicable terms of the Plan constitute the entire agreement between the parties, and all premises, representations, understandings, warranties and agreements with reference to the subject matter hereof have been expressed herein or in the documents incorporated herein by reference.

Participant	PAR Technology Corporation

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

PAR TECHNOLOGY CORPORATION
2005 EQUITY INCENTIVE PLAN
NOTICE OF AWARD

PART II

STOCK OPTION AWARD TERMS

1.                  Grant of Option.  The Participant named in the Notice of Award has been granted an option (the “Option”) to purchase the number of shares of Common Stock set forth in the Notice of Award, at the exercise price per Share set forth in the Notice of Award (the “Exercise Price”), and subject to the terms and conditions of the 2005 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Award as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  Nevertheless, to the extent that it exceeds the $100,000 limitation rule of Code Section 422(d), this Option shall be treated as a Non-statutory Stock Option ("NSO").

2.	Exercise of Option.

(a)                  Right to Exercise.  This Option may be exercised during its term in accordance with the vesting conditions set out in the Notice of Award and with the applicable provisions of the Plan and this Award Agreement.

(b)                Method of Exercise.  This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of shares of Common Stock with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by either (i) payment of the aggregate Exercise Price, or (ii) such permitted directions or other means to satisfy the aggregate Exercise Price

No shares of Common Stock shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with applicable laws.  Assuming such compliance, for income tax purposes the shares of Common Stock shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such shares.

3.                   Termination. To the extent then vested, this Option shall be exercisable for 90 days after the date that the Participant’s Business Relationship with the Company ends; provided, however, if the Participant’s Business Relationship with the Company ends “for Cause” (as defined in the Plan), this Option shall immediately terminate.  If the Participant’s Business Relationship with the Company ends as a result of the Participant's death, disability or retirement, this Option may be exercised until the earlier of (i) the first anniversary of the date the Business Relationship ends, or (ii) the expiration of the Term as described in Section 6 below.  However, in no event may this Option be exercised after the Expiration Date specified in the Notice of Award.

4.                   Restrictions on Exercise.  This Option may not be exercised if the issuance of such shares of Common Stock upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law, including without limitation securities laws or the Company’s Insider Trading Policy.

5.                   Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.  The terms of the Plan and this Award Agreement shall be binding upon the executors, heirs, successors and assigns of the Participant.

6.                    Term of Option.  This Option may be exercised only within the Term set out in the Notice of Award which Term may not exceed ten years from the Date of Grant, and may be exercised during such Term only in accordance with the Plan and the terms of this Award Agreement.

7.                   Return of Exercised Shares and Excess Profits.  This Option and any Exercised Shares which are subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and claw-back as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

EXHIBIT A

2005 EQUITY INCENTIVE PLAN
EXERCISE NOTICE

PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, NY 13413

Attention:  President

1.	Exercise of Option. Effective as of today, ______________, 20__, the undersigned ("Participant") hereby elects to exercise Participant's option to purchase _________ shares of the Common Stock (the "Shares") of PAR Technology Corporation (the "Company") under and pursuant to the 2005 Equity Incentive Plan (the "Plan") and the Stock Option Award Agreement dated ____________, 20__ (the "Award Agreement").

2.	Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Award Agreement.

3.	Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.	Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Participant as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 3(c) of the Plan.

5.	Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant's purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6.	Interpretation. Any dispute regarding the interpretation of this Notice, the Plan or the Award Agreement shall be submitted by Participant or by the Company forthwith to the Company’s Compensation Committee which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

7.	Governing Law; Severability. This Notice, the Plan and the Award Agreement shall be governed by the laws of the state of Delaware excluding its conflict of law provisions.

Submitted by:	Accepted by:

PARTICIPANT	PAR Technology Corporation

Signature	By

Print Name	Title

Address:	Address:

8383 Seneca Turnpike
New Hartford, NY 13413

Date Received

PAR TECHNOLOGY CORPORATION
2005 EQUITY INCENTIVE PLAN
NOTICE OF AWARD

PART III

RESTRICTED STOCK AWARD TERMS

1.                   Grant of Restricted Shares.  The Participant named in the attached Notice of Award has been granted the number of Restricted Shares set forth in the Notice of Award, subject to the applicable terms and conditions set forth in the Company’s 2005 Equity Incentive Plan (the “Plan”), which terms and conditions are incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2.                   Stock Power.  Simultaneously with execution of this Award Agreement, the Participant shall execute the Stock Power attached hereto as Exhibit B.  Upon receipt of the executed Stock Power and full payment of the Purchase Price set forth in the Notice of Award, the Company shall issue and hold in escrow one or more certificates in the name of the Participant for that number of Restricted Shares purchased by the Participant, subject to the other terms and conditions of this Award Agreement.  While in escrow, the Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any of the Restricted Shares, or any interest therein.  As an alternative to issuing physical certificates, the Company may record ownership of the Restricted Shares, and the applicable restrictions, in book form (or in any other form of un-certificated ownership).

3.                   Vesting.  The Restricted Shares shall vest pursuant to those terms set forth in the Notice of Award.  Until vesting has been achieved, the Restricted Shares shall be referred to as Unvested Restricted Shares.  Upon vesting, the Restricted Shares shall be referred to as Vested Restricted Shares and shall be released from escrow.  However, certificates for Vested Restricted Shares shall bear a restrictive legend that indicates, among other things, that the Vested Restricted Shares are subject to the restrictions on transfer set forth in this Award Agreement.

4.	Forfeiture and Claw-Back.

(a)                  Forfeiture.  Unvested Restricted Shares shall be forfeited and subject to the Company’s Repurchase Rights described below upon the earlier of (i) the date the Participant ceases to have a Business Relationship with the Company, for any reason or no reason, or (ii) the date of expiration of the vesting and/or measurement period for any performance vesting triggers (including the associated catch-up provisions, if any) specified in the Notice of Award (“Forfeiture Date”).  In the event of a forfeiture, the Company shall repurchase (the “Repurchase Right”) from the Participant each of the Unvested Restricted Shares for the per share Purchase Price stated in the Notice of Award ($0.02 per share).  In no event shall the Repurchase Right obligate the Company to purchase from the Participant any Vested Shares.

(b)                 Termination for Cause.  In addition to the Repurchase Right described in 4(a) above, in the event the Business Relationship between the Participant and the Company is terminated by the Company “for Cause” (as defined in the Plan), all of the Participant’s rights and benefits under this Award Agreement shall immediately terminate.

(c)                 Return/Claw-Back of Shares with Performance Vesting.  Restricted Shares (including both Unvested Restricted Shares and Vested Restricted Shares) which are subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and claw-back as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

(d)	Exercise of Repurchase Right and Closing.

(i)        The Company shall exercise the Repurchase Right described in this Section 4 by delivering or mailing to the Participant (or Participant’s estate) written notice of exercise within 30 days after the Forfeiture Date or the date the Business Relationship between the Participant and the Company is terminated by the Company “for Cause” or such deduction/claw-back period pursuant to any applicable law, government regulation or stock exchange listing requirement.

(ii)        Within ten days after receipt of the Company’s notice of the exercise of the Repurchase Right described above, the Participant (or Participant’s estate or escrow agent) shall tender to the Company at its principal offices the certificate or certificates, if applicable, representing the Restricted Shares which the Company has elected to purchase, duly endorsed in blank by the Participant or with duly executed stock powers attached thereto, all in form suitable for the transfer of such Restricted Shares to the Company.  If ownership of the Restricted Shares is reflected in book form (or in any other form of un-certificated ownership), the Participant shall execute and provide any and all such documentation or other authorization suitable for the transfer of such Restricted Shares to the Company.

(iii)        After the time at which any Restricted Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (ii) above, the Company shall not pay any dividend to the Participant on account of such Restricted Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Restricted Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Restricted Shares.

(iv)        The Company shall not purchase any fraction of a Restricted Share upon exercise of the Repurchase Right, and any fraction of a Restricted Share shall be rounded to the nearest whole Restricted Share (with any fraction greater than or equal to one-half (1/2) Restricted Share being rounded upward).

EXHIBIT B

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to PAR Technology Corporation

__________ shares of the common stock of PAR Technology Corporation represented by Certificate(s) No(s) _____________ inclusive, standing in the name of the undersigned on the books of said Company.

The undersigned does hereby irrevocably constitute and appoint ________ attorney to transfer the said stock, as the case may be, on the books of said Company, with full power of substitution in the premises.

Dated:	(x)
PERSON EXECUTING THIS POWER SIGN HERE

IMPORTANT - READ CAREFULLY

The signature(s) to this Power must correspond with the name(s) as written upon the face of the certificate(s) in every particular without alternation or enlargement or any change whatever.
IMPRINT SIGNATURE MEDALLION HERE

EXHIBIT C

Election under Section 83(b) on Behalf of Taxpayer

(Soft copy available upon request)

The undersigned Taxpayer hereby elects under Section 83(b) of the Internal Revenue Code of 1986, as amended, and Section 1.83-2(a) of the Income Tax Regulations, to include in his gross income the excess of the Fair Market Value of the property described below over the amount paid therefor by the Taxpayer.  In compliance with Reg. § 1.83-2(e) the Taxpayer provides the following information:

1.	The Taxpayer’s name, address and taxpayer identification number are as follows:

Name:

Address:

Taxpayer identification number:

2.
The property with respect to which this election is being made is:  _________________ shares of common stock of PAR Technology Corporation, a Delaware corporation (the “Company”), $0.02 par value per share (the “Shares”).

3.	The date of the transfer of the Shares is _________, 20___. This election is made for the taxable year of the Taxpayer ending December 31, 20____.

4.	The nature of the restrictions to which the Shares are subject is as follows:

5.	The Fair Market Value of such Shares at the time of transfer to the Taxpayer, determined without regard to any lapse restrictions as defined in Reg. § 1.83-3(i), is ____________ per share.

6.	The amount paid for the Shares is $0.02 per share.

7.	A copy of this election has been furnished by personal delivery to the Company.

The date of this election is ___, 20__.

_________________
Taxpayer

PAR TECHNOLOGY CORPORATION
2005 EQUITY INCENTIVE PLAN
NOTICE OF AWARD

PART IV

GENERAL AWARD TERMS

1.            Adjustments for Stock Splits, Stock Dividends, etc.  If there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Participant is entitled by reason of his or her ownership of the Option and/or Restricted Shares shall be immediately subject to the restrictions on transfer and the other provisions of this Award Agreement in the same manner and to the same extent as the Option and Restricted Shares.  The Exercise Price and Purchase Price shall be appropriately adjusted.

2.            Market “Stand-Off” Agreement.  During the period of duration (not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, the Participant shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by the Participant at any time during such period except shares included in such registration; provided, however, that all officers and directors of the Company enter into similar agreements.  The market “stand-off” agreement established pursuant to this Section shall survive termination or expiration of this Award Agreement.

3.            Transfers in Violation of Agreement.  If any transfer of the Option, Exercised Shares or Restricted Shares is made or attempted contrary to the provisions of this Award Agreement, the Company shall have the right to purchase the Exercised Shares and Restricted Shares from the owner thereof or his transferee at any time before or after the transfer, as herein provided.  In the event that the Company elects to exercise its right under this Section, it may do so by canceling the certificate(s) representing the affected Exercised Shares and Restricted Shares and depositing the purchase price, which shall be the stated par value of each applicable share of Common Stock, in a bank account for the benefit of Participant, whereupon such shares shall be, for all purposes, canceled and neither the Participant nor any transferee shall have any rights as one of the Company’s stockholders with respect to such shares for any purpose, including without limitation dividend and voting rights.  In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law).

4.            Restrictive Covenants.  In consideration for the grant of the Option and/or Restricted Shares, Participant agrees to the restrictive covenants set forth in this Section 4.  If the Participant violates any of the restrictive covenants described in this Section 4, then in addition to any other legal and equitable remedies (including injunctive relief) that may be available to the Company, this Award Agreement shall immediately terminate and the Company shall have the right to repurchase (for the stated par value per share) any of the Exercised Shares and any of the Restricted Shares whether or not such shares have vested.  The exercise of the Company’s right to repurchase shall be accomplished in the manner described in Section 4 of Part III of this Award Agreement.

(a)            Confidentiality.  Participant agrees that s/he shall not, without the prior written consent of the Company, disclose or use in any way, either during employment by the Company or thereafter, except to perform services as an employee or director of the Company, any confidential business or technical information or trade secret acquired in the course of employment by the Company that is not in the public domain.  Participant covenants to use her or his best efforts to prevent the publication or disclosure of any trade secret or confidential information that is not in the public domain and that relates to the business or finances of the Company or the Company's affiliates, or any of its or their dealings, transactions or affairs which may come to her or his knowledge in the pursuance of her or his duties or employment.

(b)	Non-Solicitation.

(i)            Solicitation of Employees.     Participant agrees that, both while employed by the Company or an affiliate and for one year afterward, Participant  will not solicit or attempt to solicit any employee of the Company  or an affiliate to leave his or her employment  or to violate the terms of any agreement  or understanding  that employee  may have with the Company or an affiliate. The foregoing obligations apply to both the Participant's direct and indirect actions, and apply to actions intended to benefit Participant or any other person, business or entity.

(ii)            Solicitation of Customers.      Participant agrees that, for one year after termination of employment with the Company or an affiliate, Participant will not participate in any solicitation of any customer or prospective customer of the Company or an affiliate concerning any business that:

(A)            involves  the same  programs or projects for that customer in which Participant was personally and substantially involved during the 12 months prior to termination of employment; or

(B)            has been, at any time during the 12 months prior to termination of employment, the subject of any bid, offer or proposal activity by the Company or an affiliate in respect of that customer or prospective customer, or any negotiations or discussions about the possible performance of services by the Company or an affiliate to that customer  or potential customer, in which Participant was personally and substantially involved.

In the case of a governmental, regulatory or administrative agency, commission, department or other governmental authority, the customer or prospective customer will be determined by reference to the specific program offices or activities for which the Company or an affiliate provides (or may reasonably provide) goods or services.

(iii)            Remedies.  Participant acknowledges and agrees that a breach of any of the promises or agreements contained in this Section 4.b. will result in immediate, irreparable and continuing damage to the Company for which there is no adequate remedy at law, and the Company or an affiliate will be entitled to injunctive relief, a decree for specific performance, and other relief as may be proper, including money damages.

(d)            Non-Recruitment.  While Participant is employed by the Company, and for a period of one year after employment with the Company ends for any reason, Participant shall not, directly or indirectly, solicit, recruit or hire, or in any manner assist in the hiring, solicitation or recruitment, of any individual who is or was an employee of the Company, or who otherwise provided services to the Company, within 24 months prior to the termination of Participant’s employment with the Company.

5.            Investment and Tax Representations.  The Participant represents, warrants and covenants as follows:

(a)            Participant has had such opportunity as s/he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit her/him to evaluate the merits and risks of an investment in the Company.  The Participant acknowledges that certain of such information may be forward-looking and is therefore speculative and subject to known and unknown risks and uncertainties and other factors which may cause the actual performance of the Company to be materially and adversely different from any performance expressed or implied by such forward-looking statements.

(b)            Participant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in an investment in Common Stock and to make an informed investment decision with respect to such investment.

(c)            Participant can afford the complete loss of the value of the Exercised Shares and Restricted Shares and is able to bear the economic risk of holding such Exercised Shares and Restricted Shares for an indefinite period of time.

(d)            Participant understands that (i) the Federal income tax consequences to the Participant of the purchase and sale of the shares of Common Stock will vary depending upon (among other things) whether the Participant makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Participant understands that the Company is not providing the Participant with any advice as to whether to make such election, (iii) the Participant has been advised to seek, and has sought, the counsel of her or his own tax advisor as to whether, where and how to make such election, (iv) such election, if made, must be filed with the Internal Revenue Service within 30 days of the date of this Award Agreement, and (v) the Participant must notify the Company upon making such election.  A sample election form is provided in Exhibit B.

6.	Withholding Taxes.

(a)            The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Option and the purchase of, and the vesting in, the Restricted Shares by the Participant.

(b)            If the Participant elects, in accordance with Section 83(b) of the Code to recognize ordinary income in the year of acquisition of the Restricted Shares, the Company will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price for such Restricted Shares and the Fair Market Value of such Restricted Shares as of the date of the purchase of such Restricted Shares by the Participant.

7.            No Rights to Business Relationship.  Nothing contained in this Award Agreement shall be construed as giving the Participant any right to continue his or her Business Relationship with the Company.

8.            Waiver; Disposition of Stock.  From time to time the Company may waive its rights hereunder either generally or with respect to one or more specific transfers which have been proposed, attempted or made.  All action to be taken by the Company hereunder shall be taken by vote of a majority of its independent members of the Board of Directors then in office.  Any Exercised Shares or Restricted Shares which the Company has elected to purchase hereunder may be disposed of by the Board of Directors in such manner as it deems appropriate, with or without further restrictions upon the transfer thereof.

9.            Restrictive Legends.  All certificates representing Restricted Shares shall have affixed thereto legends in substantially the following form:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Award Agreement between the Corporation and the registered owner of this certificate (or such owner’s predecessor in interest), and such agreement is available for inspection without charge at the office of the Secretary of the Corporation.”

10.            Acknowledgments by Participant.  Participant acknowledges receipt of a copy of the Plan and further acknowledges that s/he has been advised, and that Participant understands, that:

(a)            the grant of the Option and Restricted Shares, and the issuance of any shares pursuant to this Award Agreement, may be subject to, or may become subject to, applicable reporting, disclosure and holding period restrictions imposed by Rule 144 under the Securities Act of 1933 and Section 16 of the Securities Exchange Act of 1934 (“Section 16”); and

(b)            shares acquired could be subject to Section 16(a) reporting requirements as well as the short swing trading prohibition contained in Section 16(b) which precludes any profit taking with respect to any stock transactions which occur within any six-month period.

11.            Successors and Assigns; Assignment.  This Award Agreement shall be binding upon the parties hereto and their heirs, representatives, successors and assigns.  The Company may assign its rights hereunder either generally or from time to time.

12.            Notices.  All notices to a party hereto shall be in writing and shall be deemed to have been adequately given if delivered in person or if given by registered or certified mail, postage prepaid at such address as either party may from time to time designate for itself by notice in writing given to the other party.

13.            Term and Termination.  This Award Agreement shall remain in effect until all repurchase rights contained in this Award Agreement have expired.

14.            Amendments.  This Award Agreement may be amended or modified in whole or in part only by an instrument in writing signed by the Company and the Participant.

15.            Applicable Law; Severability.  This Award Agreement shall be governed by and construed and enforced in accordance with Delaware law excluding its conflict of law provisions.  Wherever possible, each provision of this Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of that provision or any other provisions of this Award Agreement.